Exhibit 99.1

Verra Mobility Announces CFO Transition

Reaffirms Full-Year 2026 Outlook

Third Quarter 2026 Financial Results to be Reported on October 30, 2026

MESA, Ariz., Oct. 15, 2026— Verra Mobility Corporation (NASDAQ: VRRM), a leading provider of smart mobility technology solutions, today announced that Craig Conti will step down as Executive Vice President and Chief Financial Officer to pursue a role at a private company outside of Verra Mobility’s industry, effective November 4, 2026.

The Board has begun a comprehensive search process with the assistance of a leading executive search firm, Spencer Stuart, to fill the CFO position on a permanent basis. Verra Mobility expects to appoint an interim CFO.

“I am grateful for Craig’s leadership, partnership and contributions to the Company,” said Jon Keyser, Interim President and CEO of Verra Mobility. “On behalf of all of us at Verra Mobility, I wish him well in his next chapter.”

Mr. Conti’s departure is not related to the Company’s financial or operating results or to any disagreements with the Company regarding its financial, operational, accounting or reporting policies or practices.

In addition, the Company is reaffirming the 2026 full-year outlook it presented on August 5, 2026.

Third Quarter 2026 Financial Results & Full-Year 2026 Outlook

Verra Mobility will report its financial results for the third quarter ended September 30, 2026 before market open on October 30, 2026. Given the pending leadership transitions, Verra Mobility does not intend to hold a conference call in connection with the release of its third quarter financial results. The Company expects to resume its customary quarterly earnings conference calls beginning with its fourth quarter and full-year 2026 results.

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About Verra Mobility

Verra Mobility Corporation (NASDAQ: VRRM) is a leading provider of smart mobility technology solutions that make transportation safer, smarter and more connected. The company sits at the center of the mobility ecosystem, bringing together vehicles, hardware, software, data and people to enable safe, efficient solutions for customers globally. Verra Mobility’s transportation safety systems and parking management solutions protect lives, improve urban and motorway mobility and support healthier communities. The company also solves complex payment, utilization and compliance challenges for fleet owners and rental car companies. Headquartered in Arizona, Verra Mobility operates in North America, Europe, Asia and Australia. For more information, please visit www.verramobility.com.

Forward Looking Statements

This press release contains forward-looking statements which address our expected future business and performance, and may contain words such as “goal,” “target,” “future,” “estimate,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “project,” “may,” “should,” “will” or similar expressions. Forward-looking statements include statements regarding our plans to fill the CFO position on a permanent basis and to appoint an interim CFO, any other statements about our management’s future expectations, beliefs, goals, plans or prospects, and all statements other than historical facts. Forward-looking statements involve risks and uncertainties, and a number of factors could cause actual results to differ materially from those currently anticipated. These factors include, but are not limited to, the impact of negative industry and macroeconomic conditions, including inflation and higher interest rates, the impact of government actions and regulations, such as tariffs, trade protection measures, and military conflicts, on our customers or Verra Mobility; customer concentration in our Commercial Services and Government Solutions segments, including risks impacting these segments such as travel demand and legislation, and the risk of losing a customer; risks related to our contract with NYCDOT, which comprises a material portion of our revenue, including the timing of payments; risks associated with fluctuations in fleet volume under our arrangements with our significant Commercial Services customers; risks associated with the renewal of Commercial Services customer agreements or termination of any such contracts; risks related to the contractual renewal discussions with our third significant Commercial Services customer; risks and uncertainties related to our government contracts, including legislative changes, termination rights, delays in payments, audits, and investigations; decreases in the prevalence or political acceptance of, or an increase in governmental restrictions regarding, automated and other similar methods of photo enforcement, parking solutions, or the use of tolling; our ability to successfully implement our acquisition strategy or integrate acquisitions; failures in or breaches of our networks or systems, including as a result of cyber-attacks or other incidents; risks and uncertainties related to our international operations and our ability to develop and successfully market new products and technologies into new markets; our failure to acquire necessary intellectual property or adequately protect our intellectual property; our ability to manage our substantial level of indebtedness; our ability to maintain effective internal controls over financial reporting; risks related to our goodwill and intangible assets, which have been subject to impairment and may be subject to further impairment in the future; our ability to properly perform under our contracts and otherwise satisfy our customers; risks associated with the use of artificial intelligence (“AI”) and related tools and our ability to achieve expected benefits from AI; our ability to incorporate AI into our business and transform our data into valuable insights, deliver more intelligent software and hardware, improve the efficiency of our operations and create a new generation of AI-enabled transportation solutions that strengthens customer outcomes, improves roadway safety and increases the long-term value of our technology platform; decreased interest in outsourcing from our customers; our ability to keep up with technological developments and changing customer preferences; our ability to compete in a highly competitive and rapidly evolving market; risks and uncertainties related to our share repurchase program; risks and uncertainties related to litigation, including pending securities litigation, and other disputes and regulatory investigations; our reliance on specialized third-party providers; and other risks and uncertainties indicated from time to time in documents we filed or will file with the Securities and Exchange Commission (the “SEC”). In addition, no assurance can be given that any plan, initiative, projection, goal, commitment, expectation, or prospect set forth in this press release can or will be achieved. This press release should be read in conjunction with the information included in our other press releases, reports, and other filings with the SEC. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in our SEC filings, including our 2025 Annual Report on Form 10-K and first and second quarter 2026 Quarterly Reports on Form 10-Q. These forward-looking statements speak only as of the date of this press release and except to the extent required by applicable law, we do not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments, or otherwise. Understanding the information contained in these filings is important in order to fully understand our reported financial results and our business outlook for future periods.

Media Relations:	Investor Relations:

Valerie Schneider	Mark Zindler
valerie.schneider@verramobility.com	mark.zindler@verramobility.com